Exhibit 10.53

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is made and entered into this 24th day of September, 2004 (“Execution Date”) by and between Bronx II, LLC, successor-in-interest to Rosewood III Associates, L.P. (“Landlord”) and Merrimack Services Corporation, successor-in-interest to PC Connection Sales of Massachusetts, successor to PC Connection Inc., successor to Merisel Americas, Inc., successor to Microamerica, Inc. (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease, dated October 27, 1988, as amended by Lease Amendment dated October 27, 1988, a Second Lease Amendment dated November 12, 1997, a Third Amendment to Lease dated December 8, 1998 and a Fourth Amendment to Lease dated August 30, 2001 (collectively, the “Lease”), demising 41,988 square feet of office space (“Demised Premises”) located on the second (2nd) floor of the building within that certain building commonly known as 293 Boston Post Road West, Marlborough, Massachusetts (the “Building”); and

WHEREAS, Tenant wishes to: (i) permit the Lease to expire with respect to a portion of the Demised Premises, containing 22,106 square feet on the second (2nd) floor of the Building (“Expiring Premises”), substantially as shown hatched on Exhibit A, Fifth Amendment to Lease, a copy of which is attached hereto and incorporated by reference herein; and (ii) extend the Term of the Lease in respect of the remaining portion of the Demised Premises, containing 19,882 square feet on the second (2nd) floor (west) of the Building (“Remainder Premises”), substantially as shown cross-hatched on Exhibit A, Fifth Amendment to Lease, a copy of which is attached hereto and incorporated by reference herein;

NOW, THEREFORE, in consideration of the premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. EXTENSION OF TERM OF LEASE IN RESPECT OF REMAINDER PREMISES

The Term of the Lease in respect of the Remainder Premises is hereby extended for an additional term commencing on January 1, 2005 and expiring as of December 31, 2008 (“Additional Term”). Said Additional Term shall be upon all of the same terms and conditions of the Lease in effect immediately preceding the commencement of such

Additional Term (including, without limitation, Tenant’s obligation to pay for electricity, pursuant to Section 4.2.3 of the Lease), except as follows:

A. Annual Fixed Rent during the extended Term shall be as follows:

Time Period	Annual Fixed Rent	PSF	Per Month
January 1, 2005 - December 31, 2005:	$318,112.08	$16.00	$26,509.34
January 1, 2006 - December 31, 2006:	$328,053.00	$16.50	$27,337.75
January 1, 2007 - December 31, 2007:	$337,994.04	$17.00	$28,166.17
January 1, 2008 - December 31, 2008:	$347,935.00	$17.50	$28,994.58

B. The Tax Base during the Additional Term shall be the actual amount of Taxes for calendar year 2005.

C. The Operating Expense Base during the Additional Term shall be the actual amount of Operating Expenses for calendar year 2005, determined as though the Building were 95% occupied.

D. Tenant’s Share of Tax and Operating Expense Escalation during the Additional Term shall be 10%.

E. In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

2. EXPIRATION OF LEASE IN RESPECT OF EXPIRING PREMISES

The Term of the Lease in respect of the Expiring Premises shall terminate effective as of December 31, 2004 (“Expiring Premises Termination Date”). Tenant shall, on or before the Expiring Premises Termination Date, vacate the Expiring Premises and deliver the Expiring Premises to Landlord in the condition in which Tenant is required pursuant to the Lease to deliver the Expiring Premises at the expiration or prior termination of the Term of the Lease. Tenant’s obligation to vacate the Expiring Premises on or before the Expiring Premises Termination Date is contingent upon Landlord’s timely performance in substantially completing Landlord’s Work according to the schedule agreed to by the parties, as set forth in Section 3 below. In the event Landlord does not substantially complete Landlord’s Work according to said schedule, the Expiring Premises Termination Date shall be the later of: (x) December 31, 2004, or (y) substantial completion of Landlord’s Work.

3. LANDLORD’S WORK

Landlord shall, at Landlord’s cost and expense, perform the following work (“Landlord’s Work”) in the Remainder Premises:

(i)	installing the demising wall separating the Deleted Premises from the Remainder Premises, and separately demising the electrical and mechanical utilities;

(ii)	Patch and touch-up the paint using building standard paint;

(iii)	Carpet the cubicle area using building standard carpet;

(iv)	Relocate the movable partition located on the other side of the floor to the existing kitchen area, in accordance with the plan attached hereto as Exhibit A;

(v)	Create an opening in the kitchen area, in accordance with the plan attached hereto as Exhibit A;

(vi)	Install plumbing in the kitchen area, in accordance with the plan attached hereto as Exhibit A;

(vii)	Remove long center island in the kitchen area; and

(viii)	Provide access to the freight elevator area, in accordance with the plan attached hereto as Exhibit A.

Landlord’s Work shall be performed at a time mutually agreed upon by both Landlord and Tenant. In connection with Landlord’s Work, Landlord shall coordinate such work with Tenant to minimize any disruption of Tenant’s business, provided however, that Tenant shall not be entitled to any diminution in rental value on account of the performance of Landlord’s Work. In no event shall Landlord have any liability to Tenant based upon the performance of Landlord’s Work.

4. SECURITY DEPOSIT

The parties hereby acknowledge that Landlord is holding a security deposit in the amount of Fifty-Seven Thousand Five Hundred Sixty-Nine and 99/100 Dollars ($57,569.99) pursuant to Article 11 of the Lease, as amended by the Second Lease Amendment. The parties hereby further acknowledge that, provided Tenant is not in default under the Lease as of the Execution Date of this Fifth Amendment, that the Lease is then in full force and effect and that Tenant has not previously defaulted beyond the expiration of any applicable grace periods, Landlord shall refund to Tenant Twenty-Eight Thousand Five Hundred Sixty-Nine and 99/100 Dollars ($28,569.99) from the security deposit upon execution and delivery of the Fifth Amendment to Lease and shall retain the balance of the security deposit in the amount of Twenty-Nine Thousand and 00/100 Dollars ($29,000.00) (“Remaining Security Deposit”). Said Remaining Security Deposit shall continue to be held by Landlord during the Additional Term in accordance with the terms and conditions of said Article 11 of the Lease.

5. OPTION TO EXTEND

A. Tenant shall have the option to extend the term of the Lease for two (2) additional two (2) year periods (collectively, the “Option Terms”). The first option term (“First Option Term”) shall commence as of January 1, 2009 and terminate as of December 31, 2010 and the second option term (“Second Option Term”) shall commence as of January 1, 2011 and terminate as of December 31, 2013. The terms and conditions of the Lease shall apply during each Option Term except for Base Rent which will be adjusted as provided.

B. To exercise the First Option Term, Tenant shall provide written notice to Landlord on or before April 1, 2008 and to exercise the Second Option Term, Tenant shall provide written notice to Landlord on or before April 1, 2010 (“Option Notice”). Failure of Tenant to timely exercise the First Option Term shall terminate the First Option Term and the Second Option Term.

C. The Annual Fixed Rent during each Option Term shall be 95% of the Fair Market Rental, as defined in Paragraph 5 D of the Fourth Amendment to Lease; provided, however, that in no event shall the Annual Fixed Rent during the First Option Term be less than the last month’s Annual Fixed Rent payable by Tenant under the Lease and further provided, that in no event shall the Annual Fixed Rent during the Second Option Term be less than the last month’s Annual Fixed Rent payable by Tenant under the Lease during the First Option Term.

6. TENANT’S EARLY TERMINATION OPTION

A. On the condition (which condition Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default of its covenants and obligations under the Lease, both at the time that Tenant gives Tenant’s Termination Notice, as hereinafter defined, and as of the Effective Termination Date, as hereinafter defined, then Tenant shall have the right (“Early Termination Right”) to terminate the term of the Lease effective as of December 31, 2006 (“Effective Termination Date”) by giving Landlord written notice (“Tenant’s Termination Notice”) on or before April 1, 2006, and by paying to Landlord, at the time that Tenant gives Tenant’s Termination Notice to Landlord, the Early Termination Fee, as hereinafter defined.

B. If Tenant timely and properly exercises its Early Termination Right and pays to Landlord the Early Termination Fee, then the term of the Lease shall terminate as of the Effective Termination Date, and Annual Fixed Rent and other charges shall be apportioned as of said Effective Termination Date.

C. For the purposes hereof, the “Early Termination Fee” shall be equal to One Hundred Thirty-Six Thousand Six Hundred Eighty-Eight and 75/100 Dollars ($136,688.75).

D. In the event that Tenant fails timely to give Tenant’s Termination Notice or to pay the Early Termination Fee, Tenant shall have no right to terminate the term of the Lease pursuant to this Paragraph 6, time being of the essence of this Paragraph 6.

7. SIGNAGE

Tenant shall have the right, at Tenant’s sole cost and expense and subject to local governmental codes, regulations and permits, to install a sign containing Tenant’s name on the second (2nd) floor façade of the Building. The size, form and placement of such sign shall be subject to Landlord’s prior written approval. Tenant shall be responsible for the maintenance of such sign during the Term of the Lease. Tenant shall have the right, subject to Landlord’s reasonable approval, to modify and upgrade such sign during the Term of the Lease. Tenant shall remove the sign at the expiration or early termination of the Term of the Lease and shall repair any damage caused by such removal. In the event Tenant elects to install such sign, then, from and after the date that Landlord completes construction of the monument sign for the Building, Tenant shall pay to Landlord additional rent in the amount of Nineteen Thousand Eight Hundred Eighty-Two and 00/100 Dollars ($19,882.00) per annum (“Signage Rent”), payable in monthly installments in advance together with Tenant’s monthly payments of Annual Fixed Rent. If Tenant elects to remove such sign, Tenant shall have no further obligation to pay Signage Rent and Tenant shall have no further right to re-install such sign. Tenant shall repair any damage caused by such removal. Landlord shall provide reasonable assistance to tenant to secure any necessary permits for the exterior facade sign.

8. BROKERAGE

Each party hereto warrants and represents that it has dealt with no real estate broker or agent other than CB/Richard Ellis/Whittier Partners and Spaulding & Slye (the “Brokers”) in connection with this Fifth Amendment and agrees to defend, indemnify and save the other party harmless from and against any and all claims for commissions or fees arising out of this Fifth Amendment which, as to the respective parties, are inconsistent with such party’s warranties and representations. Landlord shall be responsible for any commissions or fees owned to the Brokers in connection with this Fifth Amendment in accordance with separate agreements between the Brokers and Landlord.

9. VACANCY NOTICE

Landlord shall use reasonable efforts to notify Tenant of available space within the Building.

10. INAPPLICABLE AND DELETED LEASE PROVISIONS

A. Articles 3.1 and 3.2 of the Lease and Exhibits C and D to the Lease, Paragraph 3 of the Third Amendment to Lease and Paragraph 2 of the Fourth Amendment to Lease shall have no applicability during the Additional Term.

B. Article 13 of the Lease and Paragraphs 5A, B and C of the Fifth Amendment to Lease are hereby deleted and are of no further force or effect.

11. LEASE CONFIRMED

As modified hereby, the Lease and all of its terms and provisions are hereby authorized, ratified and confirmed. In the event of any conflicts or inconsistencies between the terms and provisions contained in this Fifth Amendment to Lease and the Lease, the terms and provisions of this Fifth Amendment to Lease shall control.

12. CAFETERIA

The parties hereby acknowledge that the cafeteria in the Building has been closed. Once and for so long as the Building reaches an 85% occupancy rate, Landlord agrees to re-open and operate the cafeteria, provided that Landlord can find an operator reasonably satisfactory to Landlord who is willing to open and operate the cafeteria at no cost to Landlord. Further, during such time as the cafeteria is closed, Landlord shall provide food service to the tenants of the Building through an offsite vendor, provided that Landlord can find an outside vendor reasonably satisfactory to Landlord who is willing to provide such food service at no cost to Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment under seal as of the date first above written.

LANDLORD:				TENANT:
BRONX II, LLC				MERRIMACK SERVICES CORPORATION

By:	PRINCIPAL OFFICE
INVESTORS, LLC, Its
Sole Member

	By:	PRINCIPAL LIFE
INSURANCE COMPANY,
Its Administrative Member

		By:	/s/ Richard J. Messa	By:	/s/ Mark Gavin
		Name:	Richard J. Messa	Name:	Mark Gavin
		Its:	Senior Asset Manager	Its:	President

		By:	/s/ Mark F. Scholz
		Name:	Mark F. Scholz
		Its:	Asset Management

Date Signed: 9/30/2004				Date Signed: 9/27/04

CONFIRMATION OF LEASE GUARANTY

The undersigned, as Guarantor of the above-referenced Lease pursuant to a Lease Guaranty dated as of August 30, 2001, hereby acknowledges and agrees that the term “Lease” as defined in said Lease Guaranty shall mean the above-referenced Lease, as amended through and including the foregoing Fifth Amendment to Lease, and hereby consents to the foregoing Fifth Amendment to Lease and confirms and agrees that said Lease Guaranty shall remain in full force and effect in accordance with the terms thereof with respect to the Lease, as amended through and including the foregoing Fifth Amendment to Lease.

EXECUTED UNDER SEAL as of the date first above written.

GUARANTOR:
PC CONNECTION, INC.

		By:	/s/ Mark Gavin, CFO
(Name) (Title)
Hereunto Duly Authorized
STATE OF NEW HAMPSHIRE	)
	)	ss.	September 27, 2004
COUNTY OF HILLSBOROUGH	)

Personally appeared, Mark Gavin, CFO of PC Connection, Inc., who acknowledged that he executed the foregoing instrument as his free act and deed and the free act and deed of the corporation, before me.

/s/ Eileen Gagnon
Notary Public